SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to

Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 27, 2006

OSCIENT PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-10824	04-2297484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Winter Street, Suite 2200

Waltham, Massachusetts 02451

(Address of principal executive offices, including zip code)

(781) 398-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 27, 2006, Oscient Pharmaceuticals Corporation (the “Company”) amended its License & Option Agreement (the “License Amendment”) with LG Life Sciences, LTD (“LG Life Sciences”) for FACTIVE® (gemifloxacin mesylate) tablets. The License Amendment reduces future royalties payable to LG Life Sciences for sales of FACTIVE tablets in the European Union and provides for a reduction in the supply price for the active pharmaceutical ingredient for FACTIVE, which LG Life Sciences supplies to Oscient for product to be sold in the European Union, in the event that the Company consummates a partnering agreement in the European Union prior to a specified date. In lieu of milestone payments previously agreed to by the parties, the License Amendment also requires the Company to pay LG Life Sciences a portion of any milestone or license fee payments the Company receives from such European partners. In addition, the License Amendment expands the definitions of “European Territory” and “Territory” to include all current members of the European Union, as well as additional European countries.

On December 29, 2006, the Company issued a press release announcing the License Amendment with LG Life Sciences. A copy of that press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1	Press Release issued by Oscient Pharmaceuticals Corporation on December 29, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSCIENT PHARMACEUTICALS CORPORATION

By:	/s/ STEVEN M. RAUSCHER
Name:	Steven M. Rauscher
Title:	President and Chief Executive Officer

Date: December 29, 2006